                                                                               Exhibit 11
                   ORION CAPITAL CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)


                                                                  Three Months Ended March 31,
(In thousands, except per share data)                                1998                1997
--------------------------------------------------------------------------------------------------------
BASIC:
Weighted average number of shares outstanding                      27,400              27,304
                                                                  =======             =======
Net earnings attributable to common stockholders                  $42,189             $29,478
                                                                  =======             =======
Net earnings per basic common shares                              $  1.54             $  1.08
                                                                  =======             =======

DILUTED:
Computation of weighted average number of common
and diluted equivalent shares outstanding: -
  Weighted average number of shares outstanding                    27,400              27,304
  Dilutive effect of stock options and stock awards                   730                 494
                                                                  -------             -------
  Weighted average number of common and
    diluted equivalent shares                                      28,130              27,798
                                                                  =======             =======

Net earnings attributable to common stockholders                  $42,189              29,478
                                                                  =======             =======

Net earnings per diluted common shares                            $  1.50             $  1.06
                                                                  =======             =======
                                        28